FOUNDATION BUILDING MATERIALS TO SELL MECHANICAL INSULATION BUSINESS TO DUNES POINT CAPITAL FOR $122.5 MILLION; CONTINUED DEBT REDUCTION STRATEGY
Transaction Highlights

•	Net proceeds of approximately $116.0 million will be used to pay down debt

•	Enhances long-term profitability

•	Divestment of non-core asset

TUSTIN, CALIFORNIA, September 27, 2018 - Foundation Building Materials, Inc. (“FBM” or the “Company”) (NYSE:FBM), today announced that it has entered into a definitive agreement to sell its Mechanical Insulation segment to an affiliate of Dunes Point Capital, LP, for $122.5 million, subject to customary closing conditions and is expected to close during the fourth quarter of 2018.
The Mechanical Insulation (“MI”) segment distributes and fabricates commercial and industrial insulation products through 67 branch and fabrication locations in the United States and Canada that provide solutions for pipes and mechanical systems to insulation contractors, HVAC contractors, and general contractors and operators of large industrial facilities. In addition, the MI segment provides insulation fabrication services that customize products to fit specific systems for commercial and industrial customers.
“The divestiture of the Mechanical Insulation segment will sharpen FBM’s focus on growing our more profitable businesses while driving superior service and productivity for our customers,” said Ruben Mendoza, President, and Chief Executive Officer. “Today’s announcement advances our strategy of reducing debt, improving profitability, and optimizing FBM’s portfolio and positions FBM to enhance shareholder value.”
Use of Proceeds
Net proceeds of approximately $116.0 million from the transaction will be used to pay down the Company's ABL credit facility. In addition to the anticipated reduction of the ABL credit facility, FBM recently completed the refinancing of its long-term debt and expects $12 million to $15 million of annual cash interest expense savings beginning in the fourth quarter of 2018. With the completion of these two transactions, the Company believes it will have ample liquidity to pursue its growth initiatives while continuing its focus of reducing debt.
2018 Outlook
Upon closing of the transaction, the Company will operate under one segment, Specialty Building Products. For 2018, the Company expects full year 2018 Specialty Building Product segment net sales to be in the range of $1.98 billion to $2.06 billion, which includes net sales contributions from acquisitions to date.
Conference Call
The Company will host a conference call with investors to discuss today’s announcement at 8:30 AM Eastern Time.
The call can be accessed in three ways:

•	At the investors section of the FBM website: investors.fbmsales.com;

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By Telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the telephone dial-in number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number (201) 689-8470; or

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By audio replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Thursday, September 27, 2018, and ending 11:59 PM Eastern Time on Thursday, October 4, 2018. Dial-in numbers for U.S. participants are (844) 512-2921. Participants outside the U.S. should use the replay dial-in number (412) 317-6671. All callers will be required to provide the Conference ID of 13683610.

About Foundation Building Materials
Foundation Building Materials is a specialty distributor of wallboard, suspended ceiling systems and mechanical insulation throughout North America. Based in Tustin, California, the Company employs more than 3,700 employees and operates more than 220 branches across the U.S. and Canada.
Forward-Looking Statements
This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements regarding the expected benefits to FBM and its shareholders from completing the divestiture, ability of the parties to complete the proposed transaction considering the various closing conditions, the expected benefits of the proposed transaction and the debt reduction strategy, expected timing and structure of the proposed transaction and may contain words such as "believe," "anticipate," "expect," "estimate," "intend," "project," "plan," or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, without limitation, economic, competitive, governmental and technological factors outside of FBM's control, that may cause the business, strategy or actual results to differ materially from the forward-looking statements. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.
Investor Relations
Foundation Building Materials
John Moten, 657-900-3213
VP Investor Relations
John.moten@fbmsales.com
Or
Media Relations
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel, 212 355-4449